Exhibit (23)(a)


                       CONSENT OF KPMG PEAT MARWICK LLP


Board of Directors
First Union Corporation

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Union Corporation of our report dated January 21, 1998, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1997 Form 10-K which is incorporated by reference in this Registration Statement, and to the incorporation of our report dated May 15, 1998, relating to the supplemental consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Supplemental Annual Report to Stockholders which is included in First Union Corporation's Current Report on Form 8-K dated May 26, 1998 which is incorporated by reference in this Registration Statement.



                                                  KPMG PEAT MARWICK LLP


Charlotte, North Carolina
July 24, 1998
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